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CUSIP NO. 236274106                  13D/A                    Page 7 of 17 Pages





                                   EXHIBIT 8


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CUSIP NO. 236274106                  13D/A                    Page 8 of 17 Pages



                              AMENDED AND RESTATED
                       SUMMARY TERMS OF STANDBY COMMITMENT
                               OF RIGHTS OFFERING

PARTIES                             Danielson Holding Corporation ("DHC")
                                    SZ Investments, L.L.C. ("Standby Purchaser")

BACKGROUND:
ACL RECAPITALIZATION                There has been proposed a restructuring of the obligations of American
                                    Commercial Lines Holdings LLC ("ACL Holdings") and the obligations of American
                                    Commercial Lines LLC (the "Company") and the recapitalization of ACL Holdings and the Company on substantially the same terms as the terms described in the term sheet (the "Term Sheet") attached hereto as Exhibit A (collectively, the
                                    "Recapitalization").  It is anticipated that the Recapitalization will be implemented either through (a) an out-of-court exchange offer and consent solicitation pursuant to which the Existing Senior Notes (as defined in the
                                    Term Sheet) will be exchanged for $120 million of new 11  1/4 % cash pay senior notes due January 1, 2008 and $116.507 million of new 12% pay-in-kind senior subordinated notes due July 1, 2008 on substantially the same terms as the terms described in the Term Sheet (the "Exchange Offer and Consent
                                    Solicitation"), or (b) if the Exchange Offer and Consent Solicitation is not
                                    consummated, a pre-arranged or pre-packaged plan of reorganization pursuant to the U.S. Bankruptcy Code on substantially the same terms as the terms described in the Term Sheet (the "Pre-Arranged Plan").

                                    ACL Holdings, the Company, DHC and the members of ACL Holdings have signed a recapitalization agreement (the "Recapitalization Agreement"), which is on substantially the same terms as the terms described in the Term Sheet, pursuant to which DHC and/or one or more of its subsidiaries will acquire 100% of the equity interests in ACL Holdings or the Company as set forth in the
                                    Recapitalization Agreement.

                                    HY I Investments, L.L.C. ("HYI") has entered into a Lock-Up, Support and Voting
                                    Agreement dated February 26, 2002, with ACL Holdings, the Company and certain other parties (the "Lock-Up Agreement").

RIGHTS OFFERING                     In connection with the Recapitalization, DHC shall conduct a rights offering
                                    ("Rights Offering") of rights to purchase ("Rights") an aggregate of approximately $43.6 million of newly-issued shares of Common Stock, par value
                                    $.01 per share ("Common Stock"), the net proceeds of which shall be used to satisfy DHC's cash contribution obligations in the Recapitalization as described in the Term Sheet and, to the extent of any excess proceeds, general corporate purposes.

                                    The purchase price for the Common Stock in the Rights Offering will be $5.00 per share ("Subscription Price"), and the total number of Common Stock shares to be offered will be approximately 8.7 million.
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CUSIP NO. 236274106                  13D/A                    Page 9 of 17 Pages


                                    The Rights shall be offered to each stockholder (including, without limitation, to Standby Purchaser with respect to the Warrant Shares (as defined below)) on a pro rata basis ("basic subscription right") and shall be non-transferable.
                                    Stockholders who fully exercise their basic subscription right shall also be entitled to subscribe for any Common Stock shares offered in the Rights Offering and not purchased by other stockholders, subject to proration (in proportion to the number of Common Stock shares a stockholder has subscribed for pursuant to the basic subscription right) if the oversubscribed shares exceed the number of
                                    Common Stock shares available ("oversubscription right"). Exercise of the basic subscription right and the oversubscription right shall be subject, in each instance, to the restrictions contained in Article Fifth of DHC's Certificate of
                                    Incorporation and such other transfer restrictions and/or stock certificate escrow protection mechanisms as may be imposed by DHC in accordance with past practice to insure compliance with Article Fifth.

STANDBY PURCHASER
WARRANT EXERCISE                    Provided that the condition precedents specified under the heading "Conditions to Standby Purchaser's Obligations" below have been satisfied, or waived by
                                    Standby Purchaser in its sole discretion in writing, then, simultaneously with the closing of the Rights Offering, Standby Purchaser shall exercise in full its warrant dated August 12, 1999, for 1,898,000 Common Stock shares, at a current exercise price of $4.74391 per share ("Warrant"), resulting in the issuance of 1,900,437 Common Stock shares ("Warrant Shares") as a result of such exercise. Notwithstanding the foregoing, for purposes of the Rights
                                    Offering, all Warrant shares shall be treated as if exercised such that  the
                                    Warrant Shares shall have basic subscription rights and oversubscription rights as if the Warrant Shares were in fact issued and outstanding as of the commencement of the Rights Offering.  If necessary, DHC shall amend its registration statement to allow the Warrant to participate in the Rights
                                    Offering on an "as exercised" basis.

STANDBY COMMITMENTS                 Standby Purchaser shall be obligated to purchase up to 4.0 million Common
                                    Stock shares offered in the Rights Offering, (i) which are not otherwise subscribed for pursuant to basic subscription rights and oversubscription rights and (ii) the purchase of which by Standby Purchaser would not require
                                    Standby Purchaser to make an HSR filing or insurance regulatory filing(s) or
                                    DHC to obtain approval of its stockholders under SEC or AMEX rules or other applicable requirements (either requirement, an "Approval Requirement
                                    Limitation") ("Standby Shares").  In the event Standby Purchaser would be otherwise obligated to purchase hereunder Common Stock shares but is relieved of such obligation pursuant to an Approval Requirement Limitation, Standby
                                    Purchaser shall 1) file the necessary filings under the HSR Act or applicable insurance regulatory requirements (and DHC shall cooperate with Standby
                                    Purchaser in preparing its filing and shall make DHC's required filings) or
                                    DHC shall take all actions and prepare and make such filings necessary to obtain approval of it's stockholders, as the case may be, 2) loan to DHC an amount equal to the number of shares it did not purchase due to the Approval
                                    Requirement Limitation multiplied by $5.00, at an interest rate of 12% per annum payable in cash with a maturity of the earlier of 170 days after issuance of the loan and the date Standby Purchaser consummates the purchase of shares pursuant to the following clause 3) and on other standard and customary terms (the "Bridge Loan"), and 3) upon clearance under the HSR Act, insurance commissioners or receipt of approval of DHC's stockholders, as the case may be, purchase the Common Stock shares it did not purchase due to the
                                    Approval Requirement Limitation provision at $5.00 per share (and DHC shall use such proceeds to repay the Bridge Loan).
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CUSIP NO. 236274106                  13D/A                   Page 10 of 17 Pages



STANDBY
COMMITMENT FEE                      In consideration of the Standby Purchaser's commitment to purchase Standby
                                    Shares, DHC shall pay to Standby Purchaser:  1) $1,000,000 (5% of the aggregate standby commitment) in cash in the event DHC commences the Rights
                                    Offering while Standby Purchaser's commitment hereunder is in effect; or 2)
                                    $250,000 (1.25% of the aggregate standby commitment) in cash in the event DHC terminates this Summary of Terms or does not commence the Rights Offering (the
                                    "Standby Fee").  The Standby Fee shall become payable $250,000 on the date hereof and $750,000 when DHC commences the Rights Offering as set forth in the foregoing clause 1).

                                    In addition, DHC shall reimburse Standby Purchaser for all fees and expenses incurred in connection with the transactions contemplated by the Rights
                                    Offering, up to $25,000 in the aggregate, plus, if applicable, all fees and expenses incurred in preparation and filing of notices and filings under the HSR
                                    Act and insurance regulatory requirements.

REGISTRATION RIGHTS                 All Common Stock shares acquired by Standby Purchaser in the Rights Offering, whether pursuant to the exercise of its basic subscription right, its oversubscription right and/or its standby commitment, shall be registered in a
                                    "shelf" registration statement within 60 days following the closing of the
                                    Rights Offering.  All additional Common Stock shares acquired by Standby
                                    Purchaser or its affiliates from time to time after the closing of the Rights
                                    Offering shall be added to such shelf registration statement.

                                    Finally, Standby Purchaser shall have unlimited demand and piggy-back registration rights with respect all notes of the Company held by Standby
                                    Purchaser or its affiliates.

                                    DHC and Standby Purchaser agree that they will negotiate, execute and deliver a definitive Registration Rights Agreement (the "Registration Rights Agreement")
                                    containing customary covenants, representations, warranties and conditions, including without limitation the terms and conditions described above.

REPRESENTATIONS,
WARRANTIES AND COVENANTS            DHC makes to Standby Purchaser the representations, warranties and covenants set forth on Exhibit B hereto. Standby Purchaser makes to DHC the representations, warranties and covenants set forth on Exhibit C hereto.

CONDITIONS TO STANDBY
PURCHASER'S OBLIGATIONS             The obligations of Standby Purchaser to act as a "standby purchaser" as described herein shall be subject to certain conditions precedent (which may be waived in Standby Purchaser's sole discretion), including, without limitation, the following:

                                             (i) An independent and disinterested committee of DHC's Board of
                                    Directors having approved the Rights Offering and related transactions after consulting with independent counsel of its own choice and having an independent investment banking firm of national reputation analyze the terms of the Rights
                                    Offering and related transactions and advising in a presentation to the committee that such terms are fair and reasonable;

                                             (ii) Obtaining all required SEC and AMEX approvals (if any);

                                             (iii) With respect to Standby Purchaser, the Lock-Up Agreement to which
                                    HYI is a party being in effect with respect to HYI;

                                             (iv) The Rights Offering being on file with the SEC no later than April
                                    23, 2002;
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CUSIP NO. 236274106                  13D/A                   Page 11 of 17 Pages


                                             (v) The execution and delivery by DHC of the Registration Rights
                                    Agreement on terms acceptable to Standby Purchaser;

                                             (vi) The representations and warranties set forth on Exhibit B hereto being true and correct and the covenants set forth on Exhibit B having been performed; and

                                             (vii) The Recapitalization being consummated on substantially the same terms as those set forth in the Term Sheet no later than June 15, 2002 (unless the Recapitalization Agreement has been otherwise extended by no more than 15 days by DHC, ACL Holdings and the Company; provided, that the related right of termination contained in each of the Senior Noteholder Lock-Up Agreement, the
                                    DHC Lock-Up Agreement, and the Forbearance Agreement is extended by all parties thereto for the same number of days), and simultaneously with the closing of the
                                    Rights Offering.

STANDBY PURCHASER'S
TERMINATION RIGHTS                  Standby Purchaser shall be entitled to terminate its obligations to act as standby purchaser hereunder by delivery of written notice to DHC in the event that:

                                             (i) the Recapitalization on substantially the same terms as the terms described in the Term Sheet is not consummated on or before June 15, 2002
                                    (unless the Recapitalization Agreement has been otherwise extended by no more than 15 days by DHC, ACL Holdings and the Company; provided, that the related right of termination contained in each of the Senior Noteholder Lock-Up
                                    Agreement, the DHC Lock-Up Agreement, and the Forbearance Agreement is extended by all parties thereto for the same number of days) or simultaneously with the closing of the Rights Offering;

                                             (ii) HYI terminates the Lock-Up Agreement in accordance with the provisions thereof, or the Lock-Up Agreement otherwise is not in effect with respect to HYI;

                                             (iii) the Rights Offering is not on file with the SEC on or before
                                    April 23, 2002;

                                             (iv) a Pre-Arranged Plan or any other proceeding under the U.S.
                                    Bankruptcy Code is filed involving ACL Holdings or the Company; or

                                             (v) the Recapitalization Agreement, after being executed and delivered by the proper parties, is terminated or expires prior to consummation of the
                                    Recapitalization.
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CUSIP NO. 236274106                  13D/A                   Page 12 of 17 Pages


DHC'S
TERMINATION RIGHT                   DHC shall be entitled to terminate this Summary of Terms by delivery of written notice to Standby Purchaser in the event that another party provides a standby commitment for no fewer Common Stock shares than Standby Purchaser with respect to the Rights Offering on terms that are materially more favorable to DHC that those provided by Standby Purchaser.

PUBLIC ANNOUNCEMENTS                DHC and the Standby Purchaser will mutually agree in writing and prior to dissemination on the text of any public announcement that may be made regarding this standby commitment.

INDEMNIFICATION                     DHC agrees to indemnify and hold Standby Purchaser, its affiliates, any of its or their affiliates, and any of its or their respective officers, directors, employees, agents, representatives, successors, members, stockholders, partners, lenders and capital sources (each, a "Standby Purchaser Indemnitee")
                                    harmless from and against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively,
                                    "Losses"), to which any Standby Purchaser Indemnitee may become subject to the extent resulting from, due to or based upon Standby Purchaser having entered into this Summary of Terms or agreeing to act or acting as a standby purchaser in the Rights Offering under the Securities Act of 1933, as amended, the
                                    Securities Exchange Act of 1934, as amended, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such
                                    Losses arise out of or are based upon (i) any inaccuracy in, breach of or failure to comply with, any representation, warranty, or covenant made by DHC in this Summary of Terms, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the
                                    Registration Statement or the Prospectus (as defined in Exhibit B)(as amended or supplemented, if DHC shall have filed with the SEC any amendment thereof or supplement thereto), or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated
                                    therein or necessary to make the statements therein not misleading, except insofar as any such untrue statement or omission or alleged untrue statement or omission was made in such, preliminary prospectus, the Registration
                                    Statement or the Prospectus, or such amendment or supplement in reliance upon, and in conformity with, information furnished in writing to DHC by Standby
                                    Purchaser expressly for use therein.

                                    DHC agrees to indemnify and hold each Standby Purchaser Indemnitee harmless from and against any and all Losses to which any Standby Purchaser Indemnitee may become subject to the extent resulting from, due to or based upon Standby
                                    Purchaser having entered into this Summary of Terms or agreeing to act or acting as Standby Purchaser in accordance with this Summary of Terms; provided, however, if such Losses are solely the result of the amount of the Standby Fee,
                                    DHC shall only be obligated for Losses in excess of the amount of the Standby
                                    Fee actually paid to Standby Purchaser.

                                    Standby Purchaser agrees to indemnify and hold DHC, its affiliates, any of its or their affiliates, and any of its or their respective officers, directors, employees, agents, representatives, successors, members, stockholders, partners, lenders and capital sources (each, a "DHC Indemnitee") harmless from and against any and all Losses to which any DHC Indemnitee may become subject insofar as such Losses arise out of or are based upon any inaccuracy in, breach of or failure to comply with, any representation, warranty, or covenant made by DHC in this Summary of Terms.


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CUSIP NO. 236274106                  13D/A                   Page 13 of 17 Pages


MISCELLANEOUS                       This Summary of Terms is made solely for the benefit of Standby Purchaser, the affiliates of Standby Purchaser, the Standby Purchaser Indemnitees and DHC, and
                                    no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Summary of Terms.

                                    Neither DHC nor Standby Purchaser may assign any of its rights under this
                                    Summary of Terms without the prior written consent of the other party hereto.

                                    This Summary of Terms constitutes the entire agreement between Standby Purchaser and DHC with respect to the subject matter hereof (excluding the Bridge Loan and the Registration Rights Agreement), and supersedes all prior agreements and understandings with respect to the subject matter hereof (excluding the Bridge
                                    Loan and the Registration Rights Agreement). In case any one or more of the provisions contained in this Summary of Terms, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect under the laws of any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way affected or impaired thereby or under the laws of any other jurisdiction.

                                    This Summary of Terms may not be amended, modified or changed, in whole or in part, except by an instrument in writing signed by DHC and Standby Purchaser.

BINDING COMMITMENT                  This Summary of Terms represents a binding commitment among DHC and Standby
                                    Purchaser with respect to the subject matter hereof and is enforceable by any party against the other parties.


                                    AGREED AND ACKNOWLEDGED THIS 17TH DAY OF APRIL, 2002.

                                    DANIELSON HOLDING CORPORATION

                                    BY: /s/ DAVID BARSE
                                        --------------------------------------------------
                                           DAVID BARSE, PRESIDENT

                                    SZ INVESTMENTS, L.L.C.



                                    BY: /s/ DONALD J. LIEBENTRITT
                                        --------------------------------------------------
                                          DONALD J. LIEBENTRITT,
                                          VICE PRESIDENT


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CUSIP NO. 236274106                  13D/A                   Page 14 of 17 Pages


                                    EXHIBIT A

                                   TERM SHEET


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CUSIP NO. 236274106                  13D/A                   Page 15 of 17 Pages


                                    EXHIBIT B

                  DHC REPRESENTATIONS, WARRANTIES AND COVENANTS


         DHC represents and warrants to, and covenants with, Standby Purchaser, as of the date hereof and again as of the date of closing of the Rights Offering, as follows:

                  (a) As soon as practicable, but no later than April 23, 2002, DHC shall file with the Securities and Exchange Commission (the "Commission") a prospectus pursuant to Rule 424(b) under the Securities Act (the prospectus first filed hereunder with the Commission is herein called the "Prospectus") with respect to DHC's registration statement on Form S-3 under the Securities Act of 1933 (the "Securities Act") to permit the offer and sale under the Securities Act of such number of Rights and Common Stock shares that might be issued upon exercise of Rights pursuant to the Rights Offering. DHC will file such amendments to the registration statement as may be necessary to permit the registration statement, as so amended, to remain effective. Such registration statement as amended as the date of the Prospectus (the "Prospectus Date"), including all exhibits and all documents incorporated therein by reference, is herein called the "Registration Statement." DHC shall use commercially reasonable efforts to have the Common Stock shares issuable on exercise of the Rights listed for trading on the AMEX.

                  (b) On the Prospectus Date, the Registration Statement and the Prospectus will comply in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder, and on the Prospectus Date neither the Registration Statement nor the Prospectus will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon information furnished in writing by Standby Purchaser to DHC expressly for use therein.

                  (c) The documents to be incorporated by reference in the Prospectus (the "Incorporated Documents") at the time filed with the Commission, shall comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission promulgated thereunder, and, when read together with the other information in the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) DHC has all necessary corporate power and authority to execute and deliver this Summary of Terms, and perform its obligations hereunder. The issuance of the Standby Shares to the Standby Purchaser have been duly and validly authorized by DHC and approved by at least a majority of the members of a special committee of the DHC Board of Directors ("Special Committee") of disinterested directors so as to render inapplicable thereto the restrictions contained in Section 203 of the Delaware General Corporation Law, and all determinations and consents necessary for that issuance required under Article Fifth of the Certificate of Incorporation have been obtained, and no other corporate proceedings on the part of DHC are necessary to authorize the issuance and delivery of any Standby shares by DHC. This Summary of Terms is the valid and binding obligation of DHC and is enforceable against DHC by Standby Purchaser in accordance with its terms.



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CUSIP NO. 236274106                  13D/A                   Page 16 of 17 Pages

                  (e) The Rights and the Common Stock shares (including the Standby Shares) issuable upon exercise of the Rights or sold by DHC under this Agreement have been duly authorized by DHC and will be included in the Registration Statement. The Standby Shares, when issued and delivered by DHC against payment therefor as provided in this Summary of Terms, will be validly issued, fully paid and nonassessable, and Standby Purchaser shall acquire good and valid title to the Standby Shares (and any shares of Common Stock into which they may be convertible), free and clear of all preemptive or similar rights of any third party, purchase options, calls, proxies, voting trusts, voting agreements, judgments, pledges, charges, assessments, levies, escrows, rights of first refusal or first offer, transfer restrictions, mortgages, indentures, claims, liens, equities, mortgages, deeds of trust, deeds to secure debt, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise. No vote of the holders of any class or series of capital stock or other securities of DHC or any subsidiary of DHC is required to approve or effect this Summary of Terms or any transaction contemplated hereby, including, without limitation, under applicable law, applicable stock exchange rules or regulations, the certificate or articles of incorporation (including, without limitation, Article Fifth of DHC's Certificate of Incorporation) or by-laws of DHC or any subsidiary of DHC, or any agreement of any kind applicable to DHC, any subsidiary of DHC, or their assets.

                  (f) The execution, delivery and performance of this Summary of Terms will not (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of DHC or any of its subsidiaries pursuant to the terms of, or constitute a default under, any material agreement, indenture or instrument to which DHC or any of its subsidiaries is a party, or (ii) result in a violation of the Certificate of Incorporation or By-laws of DHC or any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over DHC or any of its subsidiaries or any of their respective properties. Except as required by the Securities Act, the Exchange Act and applicable state securities law, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Summary of Terms.

                  (h) The Board and the Special Committee have taken all steps reasonably necessary to ensure that the Rights Offering and the transactions contemplated hereby satisfy all applicable Delaware corporate law (including, without limitation, for example, "fair price" and "fair procedure" requirements, to the extent applicable).



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CUSIP NO. 236274106                  13D/A                   Page 17 of 17 Pages


                                    EXHIBIT C

           STANDBY PURCHASER REPRESENTATIONS, WARRANTIES AND COVENANTS


                  (a) Standby Purchaser has all necessary corporate power and authority to execute and deliver this Summary of Terms, and perform its obligations hereunder. The execution, delivery and performance by Standby Purchaser of this Summary of Terms and the transactions contemplated hereby have been duly and validly authorized and approved, and no other corporate proceedings on the part of Standby Purchaser are necessary to authorize such execution, delivery and performance by Standby Purchaser. This Summary of Terms is the valid and binding obligation of Standby Purchaser and is enforceable against Standby Purchaser by DHC in accordance with its terms.

                  (b) The execution, delivery and performance of this Summary of Terms will not (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of Standby Purchaser or any of its subsidiaries pursuant to the terms of, or constitute a default under, any material agreement, indenture or instrument to which Standby Purchaser or any of its subsidiaries is a party, or (ii) result in a violation of the Certificate of Formation or Operating Agreement of Standby Purchaser or any order, rule or regulation of any court or governmental agency having jurisdiction over Standby Purchaser. Except as required by the Securities Act, the Exchange Act and applicable state securities law, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Summary of Terms.